UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2019

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 30, 2019, Tauriga Sciences, Inc. (OTCQB stock symbol: TAUG, the “Company”) entered into a non-exclusive comprehensive distribution agreement (the “Agreement”) with Sai Krishna LLC (“SKL”), a New Jersey based distributor, with relationships in the Northeast region of the United States and Asia, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line in the applicable regions.

In connection with the SKL Agreement, the Company has agreed to issue a one-time issuance of an aggregate of 1,000,000 restricted (unregistered) shares the Company’s common stock, which are subject to the customary resale and transfer restrictions imposed under the rules and regulations of the Securities and Exchange Commission. The foregoing equity issuance to SKL and the other named persons affiliated with SKL shall be completed in a prompt manner in accordance with the following schedule: (i) to Mr. Mahesh Lekkala, 500,000 restricted shares the Company’s common stock within ten (10) business days of April 30, 2019; and (ii) to SKL, 500,000, which were permitted to be immediately allocated by SKL to persons within its organization and, as such, (a) 250,000 of such shares shall be issued to Sai Krishna within ten (10) business days of April 30, 2019, and (b) 250,000 of such shares shall be issued to Sai Krishna within ten (10) business days of August 1, 2019. Other than the payment terms for Tauri-gum product purchased and distributed under the terms of the Agreement, there is no additional cash payment currently due or owing by the Company thereunder.

The SKL Agreement also contains customary representations, warranties and covenants, among other terms, for a transaction of this type. The foregoing description of the SKL Agreement is not complete and is qualified in its entirety by reference to the provisions of the SKL Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the entry into the SKL Agreement, the Company agreed to issue an aggregate of 1,000,000 shares of restricted (unregistered) common stock of the Company to SKL and persons affiliated with SKL. The relevant description and terms of such equity issuance is more fully set forth in Item 1.01 of this Current Report and in Exhibit 10.1 herewith and is hereby incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

Vice President of Regional Sales & Marketing

In connection with the entry into the SKL Agreement, the Company has agreed to engage Neelima Lekkala as an independent contractor in the role of Vice President of Regional Sales & Marketing. Upon execution of such agreement, Ms. Lekkala shall be entitled to receive 250,000 restricted (fully-vested) common stock shares of the Company in addition to being entitled to receive a commission-based cash compensation based upon the gross sales generated by Ms. Lekkala from the sales of our Tauri-Gum TM product line.

4th Production Run of Tauri-GumTM Completed and Fully Paid

As previously reported by the Company’s in its Current Report filed with the Securities and Exchange Commission on April 15, 2019, the Company had ordered its fourth production batch (8,750 blister packs) of Tauri-Gum™ on April 8, 2019, for which the Company had previously paid 50% of the contract cost to its manufacturer (Per Os Bio, LLC). Following the completion of this latest production batch, on April 30, 2019 the Company paid the balance of this latest order – an additional $26,250. As of the date of this Current Report, the Company has fully paid for all four of its Tauri-GumTM production runs by its product manufacturer – or an aggregate of $210,000 to date (not including additional monies allocated to Research and Development Initiatives).

May 1, 2019 Press Release

On May 1, 2019, the Company issued a press release announcing the entry into the SKL Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report.

The information contained in Sections 7 and 9 of this Current Report on Form 8-K, including the information set forth in the Exhibits furnished pursuant to Item 7.01, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Item 9.01 Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Distribution Agreement between the Company and Sai Krishna LLC, dated April 30, 2019
99.1	Press Release, dated May 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2019

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer